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                                                                    EXHIBIT 99.2

                         [SKYWEST AIRLINES LETTERHEAD]

                             FOR IMMEDIATE RELEASE

               SKYWEST AIRLINES ANNOUNCES EXPANSION IN NORTHWEST

ST. GEORGE, UT. February 11, 1998 (NASDAQ: SKYW) - SkyWest Airlines has announced an expansion into the Pacific Northwest with new service from Portland, Oregon and Seattle/Tacoma, Washington.

Effective April 23, 1998, the airline will initiate United Express service by establishing two new hubs at Seattle/Tacoma International Airport and Portland International Airport with service to nine destinations in Washington, Oregon and California. The airline initially plans to operate approximately 54 daily roundtrips and will provide frequent, convenient connections to partner United Airlines, the largest carrier in the world.

Tentative schedule plans will incorporate service as follows:

     PORTLAND                                 SEATTLE/TACOMA
     Eugene            6 Roundtrips           Bellingham       7 Roundtrips
     Medford           5 Roundtrips           Eugene           2 Roundtrips
     Pasco             2 Roundtrips           Pasco            6 Roundtrips
     Redding           2 Roundtrips           Portland        12 Roundtrips
     Redmond           6 Roundtrips           Yakima           6 Roundtrips
     Seattle/Tacoma   12 Roundtrips

All SkyWest United Express service will feature 30-passenger cabin-class Brasilia aircraft. Ten new airplanes will be required to support the expansion.

"SkyWest is extremely pleased to have been chosen by United to provide the regional feed it requires at Seattle and Portland," commented SkyWest Vice President - Market Development, Steven Hart. "Our Northwest expansion will provide an extension of the fine service we now provide as United Express in California."

More than four months ago, SkyWest entered into a new marketing agreement with United Airlines, becoming a United Express carrier for the first time in several primarily Southern California markets. In January 1998, SkyWest announced an expansion of the agreement wherein SkyWest will establish a new hub at San Francisco serving several destinations in Northern California beginning June 1, 1998. Once complete, SkyWest's United Express system will include more than 600 daily flights and will make SkyWest among the largest regional carriers in the United States.

This press release, as well as past releases, can be accessed on the SkyWest Airlines Internet site at: http://www.skywest.com.



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                         [SKYWEST AIRLINES LETTERHEAD]



                             FOR IMMEDIATE RELEASE

                     SKYWEST AIRLINES ANNOUNCES ADDITIONAL
                            EXPANSION ON WEST COAST

ST. GEORGE, UT. February 11, 1998 (NASDAQ:SKYW) -- SkyWest Airlines announced it will further expand its Los Angeles operation this spring when it initiates United Express service to seven new Southern California markets.

On April 23, 1998, United Express service will begin from Los Angeles International Airport to seven new SkyWest destinations: Bakersfield, Carlsbad, Fresno, Inyokern, Orange County, Oxnard and Visalia. All service will incorporate 30-passenger cabin-class Brasilia aircraft featuring in-flight snack and beverage service, a lavatory and overhead/underseat storage areas. Actual schedules are being finalized and will be announced shortly.

"SkyWest is anxious to further expand our growing United Express operation at Los Angeles International Airport" commented SkyWest Vice President--Market Development, Steven Hart. "With these service additions, travelers throughout California will have more frequent, convenient access to United's worldwide network than ever before".

On October 1, 1997, SkyWest entered into a new marketing agreement with United Airlines, becoming a United Express carrier for the first time in several primarily Southern California markets. In January 1998, SkyWest announced an expansion of the agreement wherein SkyWest will establish a new hub at San Francisco serving several destinations in Northern California beginning June 1, 1998. Once complete, SkyWest's United Express system will include more than 600 daily flights and will make SkyWest among the largest regional carriers in the United States.

This press release, as well as past releases, can be accessed on the SkyWest Airlines Internet site at: http:/www.skywest.com.